UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2024 (November 12, 2024)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1731 Radiant Drive
Dania Beach,	Florida	33004
(Address of principal executive offices, including zip code)

(954) 447-7920
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On November 12, 2024, Spirit Airlines, Inc. (the “Company” or “Spirit”) issued a press release announcing that it had filed a Form 12b-25 with the Securities and Exchange Commission. The press release included certain preliminary unaudited results for the nine months ended September 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP financial measures that reflect adjustments from historical financial data prepared under GAAP, including adjustments for special items, are included in the Press Release as supplemental disclosures because the Company believes they are useful indicators of the Company's operating performance for comparative purposes. These non-GAAP financial measures are well recognized performance measurements in the airline industry that are frequently used by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. The non-GAAP financial measures provided have limitations as an analytical tool. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act:

Exhibit No.	Description

99.1	Press Release dated November 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2024	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel